Exhibit 4.1

AMENDMENT NO. 2

TO

SHAREHOLDER RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO SHAREHOLDER RIGHTS AGREEMENT (this “Amendment”) is entered into as of April 15, 2011, by and between FREMONT MICHIGAN INSURACORP, INC., a Michigan corporation (the “Company”), and REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation, as Rights Agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) dated April 15, 2011 among the Company, Auto Club Insurance Association, a Michigan reciprocal inter-insurance exchange (“Parent”), and ACG Acquisition Co., Inc., a Michigan corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), under which Merger Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”); and

WHEREAS, simultaneously with the execution and delivery of the Merger Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent, Merger Sub and certain shareholders of the Company are entering into a Shareholders Agreement, pursuant to which, among other things, such shareholders will agree to vote to adopt and approve the Merger Agreement (the “Shareholders Agreement”); and

WHEREAS, the Company and the Rights Agent are parties to that certain Shareholder Rights Agreement dated November 1, 2004, as amended by that certain Amendment No. 1 to Shareholder Rights Agreement dated May 13, 2010 (the “Rights Agreement”); and

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement and the Shareholders Agreement and the consummation of the Merger and the other transactions contemplated thereby; and

WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement subject to the terms of the Rights Agreement; and

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of these premises and mutual agreements set forth herein, the parties agree as follows:

1. DEFINITION OF TERMS. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Rights Agreement.

2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Rights Agreement, “Certain Definitions” is hereby amended to add the following language to the following definitions, respectively:

(a) “Acquiring Person”. The definition of “Acquiring Person” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Person shall be or become an “Acquiring Person” by reason of, and the term “Acquiring Person” shall not include any Person acquiring Beneficial Ownership of shares of Common Stock, by reason of (i) the approval, execution and/or delivery of the Agreement and Plan of Merger dated April 15, 2011 (as the same may be amended from time to time, the “Merger Agreement”) among the Company, Auto Club Insurance Association, a Michigan reciprocal inter-insurance exchange (“Parent”), and ACG Acquisition Co., Inc., a Michigan corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub” and together with Parent and any Affiliates and Associates of Merger Sub and Parent, the “Parent Parties”) or the approval, execution and/or delivery of any amendment thereto; (ii) the approval, execution and/or delivery of the Shareholders Agreement dated April 15, 2011 among Parent, Merger Sub and certain shareholders of the Company (as the same may be amended from time to time, the “Shareholders Agreement”) and any other contract or instrument in each case entered into by the Company in connection with the Merger Agreement or the approval, execution and/or delivery of any amendment thereto (the Merger Agreement, the Shareholders Agreement and such other contracts and instruments are collectively referred to in this Agreement as the “Merger Transaction Agreements”); (iii) the merger of Merger Sub with and into the Company pursuant to, and on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”); (iv) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement; or (v) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

(b) “Flip-in Date”. The definition of “Flip-in Date” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Flip-in Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

(c) “Flip-over Transaction or Event”. The definition of “Flip-over Transaction or Event” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Flip-over Transaction or Event shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

(d) “Separation Time”. The definition of “Separation Time” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Separation Time shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

(e) “Stock Acquisition Date”. The definition of “Stock Acquisition Date” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

3. AMENDMENT TO SECTION 2.3. Section 2.3 of the Rights Agreement, “Exercise of Rights; Separation of Rights” is hereby amended to add the following subsection (h) to the end thereof:

“(h) Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof, shall be deemed an event that causes the Rights to become exercisable under the provisions of this Section 2.3 or otherwise.”

4. AMENDMENT TO SECTION 2.4. Section 2.4 of the Rights Agreement, “Adjustments to Exercise Price; Number of Rights” is hereby amended to add the following subsection (e) to the end thereof:

“(e) Notwithstanding anything in this Agreement to the contrary, no event requiring an adjustment under this Section 2.4 shall be deemed to occur by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

5. AMENDMENT TO SECTION 3.1. Section 3.1 of the Rights Agreement, “Flip-in” is hereby amended to add the following subsection (f) to the end thereof:

“(f) Notwithstanding anything in this Agreement to the contrary, no event requiring Company action or an adjustment to the Rights under this Section 3.1 shall be deemed to occur by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

6. AMENDMENT TO SECTION 3.2. Section 3.2 of the Rights Agreement, “Flip-over” is hereby amended as follows:

(a) Section 3.2(a). Section 3.2(a) of the Rights Agreement is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no event requiring Company action or an adjustment to the Rights under this Section 3.2(a) shall be deemed to occur by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

(b) Section 3.2(b). Section 3.2(b) of the Rights Agreement is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof, shall be deemed a transaction or event which the Company is prohibited from entering into, consummating or permitting to occur under this Section 3.2(b).”

7. AMENDMENT TO SECTION 5.13. Section 5.13 of the Rights Agreement, “Benefits of this Agreement” is hereby amended to add the following sentence to the end thereof:

“Further, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, including but not limited to the performance of the Shareholders Agreement, or the announcement of any consummation thereof.”

8. ENTIRE AGREEMENT. The Rights Agreement, as supplemented and modified by this Amendment, which such Amendment shall be deemed effective as of the date first written above, as if executed on such date, together with the other writings referred to in the Rights Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

9. EFFECT OF AMENDMENT. Upon the effectiveness of this Amendment, on and after the date first written above, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, shall mean and be a reference to the Rights Agreement, as amended hereby. Except as specifically amended above, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

10. GOVERNING LAW. This Amendment shall be governed by the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within the State of Michigan.

11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have duly executed this Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

ATTEST:	FREMONT MICHIGAN INSURACORP, INC.

By:	By:	/s/ Richard E. Dunning
Name:	Name:	Richard E. Dunning
Title:	Title:	President and CEO

ATTEST:	REGISTRAR & TRANSFER COMPANY, as Rights Agent

By:	By:
Name:	Name:
Title:	Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO SHAREHOLDER RIGHTS AGREEMENT